Exhibit 10.20

EXECUTION VERSION

PARTIAL STRICT FORECLOSURE AGREEMENT

This PARTIAL STRICT FORECLOSURE AGREEMENT (this “ Agreement”) is made and entered into as of the 1st day of February, 2023 by and among MADISON TECHNOLOGIES, INC., a Nevada corporation (the “Company”), SOVRYN HOLDINGS, INC., a Delaware corporation (“Sovryn,” and together with the Company, each a “Debtor,” and collectively, the “Debtors”), Philip Falcone (“Falcone”), FFO 1 TRUST (“FFO-1”), FFO 2 TRUST (“FFO-2”) KORR VALUE, LP (“KORR”, and together with the Company, Sovryn, Falcone, FFO-1 and FFO-2, each an “Obligor” and collectively, the “Obligors”), STATION BREAK HOLDINGS, LLC, a Delaware limited liability corporation (together with its successors and assigns, designees, or subsidiaries, the “Ultimate Parent “), the several financial institutions from time to time party to the Purchase Agreement referred to below, as purchasers and holders (each a “Secured Party” and collectively, the “Secured Parties”) and ARENA INVESTORS, L.P., as agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Agent”). The Company, Sovryn, Falcone, FFO-1, FFO-2, KORR, Ultimate Parent, each Secured Party and the Agent may hereinafter be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company and the Secured Parties have entered into that certain Securities Purchase Agreement, dated as of February 17, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which the Secured Parties have extended credit to the Company as evidenced by certain Senior Secured Convertible Promissory Notes (as defined in the Purchase Agreement) issued by the Company to the Secured Parties (together with any notes issued in exchange therefor or replacement thereof or any additional investment made by the Secured Parties and as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Notes”);

WHEREAS, the Company, Sovryn, and the Agent have entered into that certain Security Agreement, dated as of February 17, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”),1 pursuant to which as an inducement for the Secured Parties to extend the loans as evidenced by the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor unconditionally and irrevocably pledged, granted and hypothecated to the Agent for the benefit of the Secured Parties a perfected, first priority security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”);

WHEREAS, Sovryn and the Agent have entered into that certain Guaranty, dated as of February 17, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which Sovryn (together with any other Subsidiaries of the Company that are or become party to the Guaranty, each a “Guarantor,” and collectively, the “Guarantors”) each guaranteed the payment and performance of the Obligations;

1 Capitalized terms used herein that are not otherwise defined herein shall have the meaning ascribed to them in the Security Agreement.

EXECUTION VERSION

WHEREAS, the Company, through its wholly owned subsidiary Sovryn, used the proceeds of the Notes to, among other things, acquire KNLA-CD and KNET-CD, both Class A digital television stations in Los Angeles, California, KVVV-LD, a digital low power television station in Houston, Texas, and KYMU-LD, a digital low power television station in Seattle, Washington (the “Stations”);

WHEREAS, on or about October 27, 2022, the Agent notified the Debtors that certain Events of Default have occurred and are continuing under the Transaction Documents;

WHEREAS, the Obligors have acknowledged and agreed that Events of Default under (and as defined in) the Transaction Documents have occurred and are continuing as of the date hereof, including, without limitation, the Company’s failure under Section 6(a)(i)(B) of the Notes to pay the cash interest payment due on October 1, 2022, by October 10, 2022, pursuant to Section 2(a)(i) of the Notes;

WHEREAS, as a result of these Events of Default (the “Existing Events of Default”), the Obligors entered into a forbearance agreement (the “Forbearance Agreement”), dated as of November 21, 2022, with the Agent and Secured Parties;

WHEREAS, under the Forbearance Agreement, each Obligor, among other things, acknowledged and agreed that (i) as of November 21, 2022, after giving effect to the terms of the Forbearance Agreement, the aggregate principal amount of Notes outstanding is not less than $16,500,000 (the “Current Outstanding Amount”), (ii) the Current Outstanding Amount does not include any accrued and unpaid interest, fees, expenses or other amounts constituting Obligations or other amounts which are chargeable or otherwise reimbursable under the Transaction Documents as set forth with more particularity in the Forbearance Agreement, including, without limitation, Default Rate Interest on the Current Outstanding Amount, (iii) no Obligor has any rights of offset, defenses, claims or counterclaims with respect to the Current Outstanding Amount or any of the other Obligations, and each of the Obligors is jointly and severally obligated with respect thereto, in each case, in accordance with the terms of the applicable Transaction Documents (including the Forbearance Agreement), and (iv) pursuant to a side letter, dated as of November 21, 2022 (the “Milestone Side Letter”), the Obligors agreed to achieve certain milestones by the dates as set forth in the Milestone Side Letter (subject to extension by the Agent in its sole and absolute discretion);

WHEREAS, the Forbearance Agreement expired on December 30, 2022;

WHEREAS, in relation to those Existing Events of Default, and subject to approval by the Federal Communications Commission (the “FCC “) of the required applications to assign the FCC licenses of the Stations (the “FCC Licenses”) to Ultimate Parent (or its designee), the Agent and the Secured Parties have and continue to have (contemporaneously with the consummation of the transactions set forth in this Agreement) the right to exercise all applicable rights and remedies against the Obligors under and in relation to the Transaction Documents, the Uniform Commercial Code as in effect in the State of New York (the “NYUCC”) and other applicable law;

EXECUTION VERSION

WHEREAS, the Obligors have acknowledged (i) their current obligation to repay all Obligations under the Transaction Documents, and (ii) that the Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), has the current right under the Security Agreement at any time in its sole discretion (subject to approval by the FCC of the required applications to assign the FCC Licenses to Ultimate Parent), to take ownership, possession and control of the Collateral, free and clear of all right, title, interest or claim thereto or therein of the Obligors or any other Person claiming through them (but subject to any Permitted Liens);

WHEREAS, the Parties, along with the Obligors, have entered into that certain Restructuring Agreement, dated as of the date hereof (the “ Restructuring Agreement”), pursuant to which, among other things, the Parties thereto and the other parties signatory thereto have agreed to consummate the Restructuring Transactions (as defined therein) pursuant to certain Restructuring Transaction Documents (as defined therein), including this Agreement;

WHEREAS, the Obligors have considered and evaluated other strategic and financial alternatives, including a sale of Sovryn’s equity or assets through a foreclosure or otherwise, and have determined in good faith that the Restructuring Transactions contemplated by this Agreement and the other Restructuring Transaction Documents are in the best interests of the Obligors and their stakeholders;

WHEREAS, Sovryn and Ultimate Parent have agreed to prepare their respective portions of, and shall jointly file with the FCC, such application or applications (collectively, the “FCC Application “) as may be necessary to obtain the FCC’s consent to the assignment of the FCC Licenses to Ultimate Parent (or its designee);

WHEREAS, in connection with the closing of the Restructuring Transactions and upon approval by the FCC of the FCC Application, the Secured Parties will contribute (the “Contribution”) to Ultimate Parent, a portion of the Secured Parties’ rights and obligations under the outstanding Notes (such contributed amounts, the “Assigned Obligations”), which Ultimate Parent is using to purchase all of Sovryn’s possession, right, title and interest in and to and under all Collateral associated with the Stations and any and all commercial tort claims, including, without limitation, Sovryn’s claim against WANN-CD, an Atlanta station, in connection with a breach of contract to recoup a $200,000 deposit that is held by WANN, and all proceeds thereof together with all other documents and instruments executed in connection therewith, but excluding: (a) all liabilities associated with such Collateral unless expressly assumed by Ultimate Parent, (b) any assets identified by the Ultimate Parent within 90 days after the execution of this Agreement (the “Excluded Assets”), and (c) the Pledged Securities, which, for the avoidance of doubt, shall remain Collateral of the Agent under the Security Agreement (collectively, the “Transferred Collateral”) free and clear of all liens, claims, interests, and encumbrances and Ultimate Parent has agreed, upon approval of the FCC Application, to accept the transfer of the Transferred Collateral in exchange for the partial satisfaction of existing Obligations in an amount equal to that set forth for each Station set forth on Schedule 1 hereto (the “Purchase Price “), all in accordance with and subject to the provisions set forth more fully below, and that such transfer and satisfaction are intended to comprise a partial strict foreclosure for purposes of Section 9-620(c) of the NYUCC, provided, that, an aggregate principal amount of the outstanding Obligations equal to the Remaining Obligations (as defined below) shall remain due and outstanding under the Transaction Documents; and

EXECUTION VERSION

WHEREAS, the effectiveness of this Agreement and the other Transaction Documents is conditioned on, among other things, the execution and delivery of this Agreement by all of the Parties hereto.

AGREEMENT

NOW, THEREFORE in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.             Recitals Incorporated. The recitals and prefatory phrases and paragraphs set forth above are hereby incorporated in full and made a part of this Agreement.

2.             Definitions; Rules of Construction. Defined terms may be used in the singular or the plural, as the context requires. The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.” Unless the context in which it is used otherwise clearly requires, the word “or” has the inclusive meaning represented by the phrase “and/or.” References to Sections and Exhibits are to Sections and Exhibits of this Agreement unless otherwise expressly provided. All incorporations by reference of provisions from other agreements are incorporated as if such provisions were fully set forth into this Agreement and include all necessary definitions and related provisions from those other agreements. Unless the context in which it is used otherwise clearly requires, all references to days, weeks and months mean calendar days, weeks, and months.

3.             Existing Indebtedness. As of the date hereof, the amount necessary to satisfy the payment in full of the Notes and all other unpaid Obligations under the Transaction Documents, inclusive of all principal, interest at the default rate, and expenses (including, without limitation, legal fees and expenses for counsel to the Agent and Lenders), is not less than $18,900,000.00.

4.             Acknowledgement of Default. Each Obligor acknowledges and agrees that (a) each of the Events of Default identified on Annex I hereto (each, an “Existing Event of Default” and collectively, the “Existing Events of Default”) constitutes an Event of Default that has occurred. As a result of such continuing Existing Event of Default, subject to prior FCC consent with respect to the FCC Licenses, the Agent has rights under (i) Section 9-610 of the NYUCC to sell and transfer to any Person for value in a public or private sale, all of the Debtors’ right, title and interest in and to any or all of the Transferred Collateral and (ii) Section 9-620 of the NYUCC to accept the Transferred Collateral in partial satisfaction of the Obligations and pursuant to Section 8(a) of the Security Agreement.

5.             No Obligations by Agent and Secured Parties. As a result of the occurrence and continuance of the Existing Events of Default under the Transaction Documents, the Agent and Secured Parties have no obligation to make additional loans or otherwise extend or continue to extend credit or any other financial accommodations to the Company under the Transaction Documents or otherwise and have the right to exercise any and all of their rights and remedies under the Transaction Documents, the NYUCC and other applicable Law. Each Obligor acknowledges and agrees that the Agent and Secured Parties have fully performed all undertakings owed to the Debtors and the Agent and Secured Parties do not waive, diminish, or limit any term or condition contained in the Transaction Documents.

EXECUTION VERSION

6.             Acknowledgement of Obligations and Liens by Obligors. Each Obligor hereby ratifies, confirms, reaffirms and acknowledges that: (a) that the Obligations constitute valid indebtedness and obligations owing by the Obligors pursuant to the Transaction Documents to the Agent and Secured Parties as of the date hereof; and (b) the continuing validity and effectiveness of (i) the Notes and each of the other Transaction Documents and all of the terms thereof, including, without limitation, the Company’s promise and obligation to repay the Notes and the other Obligations and Sovryn’s obligations under the Guaranty, (ii) the Liens granted by the Obligors to the Agent for the benefit of the Secured Parties in the Collateral pursuant to the Transaction Documents, which such Obligor acknowledges and agrees are valid, enforceable and duly perfected first priority Liens on the Collateral, and (iii) all other rights and remedies of the Agent and Secured Parties arising under the Transaction Documents and applicable Law. Each Obligor agrees that upon consummation of the Partial Strict Foreclosure and the other Restructuring Transactions it does not and shall not dispute the validity, priority, enforceability or extent of Ultimate Parent’s liens and security interests in the Transferred Collateral, nor Ultimate Parent’s entitlement to the immediate possession of the Transferred Collateral, or the Agent’s liens and security interests in the Remaining Obligations, in any judicial, administrative or other proceeding. Ultimate Parent and Agent each hereby represents and warrants for the benefit of the Obligors that Ultimate Parent is duly appointed to act as holder of the Assigned Obligations on behalf of the Agent and the Secured Parties and has the legal right to accept the Transferred Collateral in full and complete satisfaction of the Assigned Obligations.

7.             Transfer of the Collateral. Pursuant to Section 9-620 et seq. of the NYUCC, immediately upon the satisfaction of the conditions precedent set forth in Section 16 hereof (the “Closing Date”), without any other action by any Party, Sovryn hereby voluntarily conveys to Ultimate Parent any and all of its legal, equitable and beneficial right, title and interest in and to all of the Transferred Collateral in exchange for the partial satisfaction of its existing Obligations under the Transaction Documents in an amount equal to the Purchase Price; provided, that the Purchase Price shall not include the amount of the Obligations in excess of the Purchase Price, including, without limitation, any accrued and unpaid interest, fees, expenses or other amounts constituting Obligations or other amounts which are chargeable or otherwise reimbursable under the Transaction Documents (the “Remaining Obligations”) and each of the Obligors is and shall hereafter remain jointly and severally obligated with respect thereto, in each case, in accordance with the terms of the applicable Transaction Documents, which will remain outstanding under the Transaction Documents immediately after giving effect to the Closing Date. To evidence the irrevocable conveyance, assignment and transfer of the ownership and any and all of its legal, equitable and beneficial right, title and interest in and to all of the Transferred Collateral to the Ultimate Parent, Sovryn has executed and delivered to the Ultimate Parent (or its designee) an assignment in the form attached hereto as Exhibit A (the “Assignment”). The Obligors shall not knowingly take any action inconsistent with Ultimate Parent’s absolute ownership, possession, control, and quiet enjoyment of all Transferred Collateral as provided under this Agreement. If any of the Obligors shall become aware that any Obligor has taken any action inconsistent with the absolute ownership, possession, control, and quiet enjoyment of the Transferred Collateral by Ultimate Parent as provided under this Agreement, then the Obligors shall promptly end such action and take remedial actions, if any, required to correct such action. The transactions contemplated herein are being effected as part of an integrated transaction.

EXECUTION VERSION

8.             FCC Licenses. Within twenty (20) business days after the date of this Agreement (or such later date as is acceptable to Ultimate Parent in its sole discretion), Sovryn and Ultimate Parent shall prepare their respective portions of, and shall jointly file with the FCC, the FCC Application to obtain the FCC’s consent to the assignment of the FCC Licenses to Ultimate Parent (or its designee). Sovryn shall be deemed to have authorized its signature in the assignor’s certification of such FCC Application and shall cooperate in all respects in the preparation of the assignor’s sections of such FCC Application (including but not limited to providing all information necessary to complete such sections). In the event that Sovryn or the Company fails to cooperate as required by the preceding sentence, Ultimate Parent may complete such sections to the best of its ability, based on publicly available information, and Sovryn shall be deemed to have certified the accuracy of the assignor’s sections of the FCC Application as so completed by Ultimate Parent. Within one (1) business day after the execution of this Agreement, the Company shall provide to Agent all information deemed necessary or desirable by Agent to facilitate the electronic filing of the FCC Application via the FCC Media Bureau’s Licensing and Management System (“LMS”) or other FCC filing system, including but not limited to Sovryn’s FCC Registration Number (“FRN”) and associated password. The Company and Sovryn shall use their best efforts to cooperate in the prosecution of the FCC Application to a final and unappealable grant. Neither the Company nor Sovryn shall take any action to impede or frustrate the final and unappealable grant by the FCC of the FCC Application (including but not limited to the filing of any petition to deny or informal objection against the FCC Application, the filing of any request for dismissal of the FCC Application, and the filing of any petition for reconsideration, application for review, or notice of appeal of the FCC staff’s grant of the FCC Application pursuant to delegated authority), and neither the Company nor Sovryn shall solicit or encourage any third person or entity to take any such action. Upon the FCC’s initial grant of the FCC Application (which may include a grant by FCC staff pursuant to delegated authority), the FCC Licenses shall, in the Agent’s discretion, be deemed assigned from Sovryn to Ultimate Parent (or its designee) without the necessity of further action by the Parties.

9.             Acceptance of the Transferred Collateral as Partial Satisfaction. Upon the Closing Date, pursuant to Section 9-620 et seq. of the NYUCC, Ultimate Parent shall accept the transfer from Sovryn of all of Sovryn’s possession, right, title, and interest in and to the Transferred Collateral as herein provided, in exchange for the partial satisfaction of the Obligations of the Obligors under the Transaction Documents in accordance with the terms of this Agreement, and the other consideration provided herein (consummation of such acceptance in satisfaction of such Obligations, the “Partial Strict Foreclosure”). Ultimate Parent and Agent each represent and warrant that the Secured Parties have consented without any objection of any kind or nature to the acceptance of the Transferred Collateral by Ultimate Parent in accordance with the terms of this Agreement. This Agreement shall also constitute the Obligors’ post-default waiver and renunciation of all of their rights under Section 9-611, Section 9-620, and Section 9-621 of Article 9, subdivision 6, of the NYUCC. The Obligors acknowledge that the credit to be received for the Transferred Collateral, together with the other consideration and concessions granted hereunder, is fair and reasonable.

EXECUTION VERSION

10.          Tax Matters.

a.             Cooperation. Each Party agrees to (and shall cause each of its Affiliates to) cooperate fully, as and to the extent reasonably requested by any other Party to this Agreement (or any of Affiliate of any such Party), in connection with the preparation and filing of tax returns and any audit, litigation, or other proceeding relating to taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to the preparation of any such tax return or to any such audit, litigation, or other proceeding.

b.             Purchase Price Allocation. No later than ninety (90) days following the Closing Date, Ultimate Parent shall prepare and deliver to the Company a statement which shall provide for the allocation of the Sale Price among the assets of Sovryn (the “Asset Allocation Statement”) for the Company’s review, comment, and approval (not to be unreasonably withheld, conditioned, or delayed). The Asset Allocation Statement shall be prepared in accordance with the provisions of Section 1060 of the Code and the Treasury Regulations promulgated thereunder and shall be consistent with the principles set forth on Exhibit B. Each Party shall (and shall cause each of its Affiliates to) prepare and file all tax returns and otherwise act in a manner consistent with the final Asset Allocation Statement unless otherwise required pursuant to a final “determination” within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended.

c.             Transfer Taxes. Any and all transfer, documentary, sales, use, stamp, registration, value added, excise, duty, mortgage recording, and other similar taxes, and all conveyance, recording, and other similar charges or fees, arising with respect to the consummation of the transactions contemplated by this Agreement shall be borne by the Ultimate Parent, and the Ultimate Parent shall be responsible for preparing and filing any tax returns and other documentation required to be filed with respect to any such taxes, charges, or fees.

11.          Adequacy of Notice; Waivers. Each of the Obligors consents to the acceptance of the Transferred Collateral by the Ultimate Parent in each case subject to and in accordance with the terms hereof. Each of the Obligors expressly: (a) waives (i) any requirement for receipt of post-default notice and a proposal by the Agent, any Secured Party, or the Ultimate Parent to accept the Transferred Collateral in partial satisfaction of the Obligations of the Obligors, in each case in compliance with Sections 9-620 and 9-621 of the NYUCC and any right to notification of sale, transfer, conveyance, or surrender of the Transferred Collateral pursuant to Sections 9-620 and 9-621 of the NYUCC or otherwise, and (ii) any remedies, rights, defenses, or actions the Obligors might have as a result of failure to have received such notice; (b) waives the right to redeem the Transferred Collateral under Section 9-623 of the Uniform Commercial Code or otherwise; (c) waives any right to object to the sale, transfer, conveyance, or surrender of the Transferred Collateral pursuant to Section 9-620 of the NYUCC or otherwise; (d) waives any obligation of Agent, any Secured Party, or the Ultimate Parent to dispose of the Transferred Collateral; (e) waives any other right, whether legal or equitable, which the Obligors may possess in and relating to the Transferred Collateral; and (f) agrees that the transactions contemplated herein are in good faith and are commercially reasonable. Each of the Obligors acknowledges and agrees that the acknowledgements, consents, and waivers set forth in this Section 11 and elsewhere in this Agreement constitute material consideration for the agreement of Agent, the Secured Parties, and the Ultimate Parent to execute and deliver this Agreement.

EXECUTION VERSION

12.          Representations, Warranties, Covenants and Further Acknowledgments. Each of the Obligors hereby represents, warrants, covenants, and acknowledges to Agent and Ultimate Parent that as of the date of this Agreement:

a.             it knowingly and freely has entered into this Agreement without any duress, coercion or undue influence exerted by or on behalf of Ultimate Parent or any affiliate of the Agent or Ultimate Parent, and it has other business and legal options available to it;

b.             this Agreement has been duly authorized, executed, and delivered by each of the Obligors and constitutes a legal, valid, and binding agreement and obligation of each such Party;

c.             other than the filing and FCC grant of the FCC Application, the execution, delivery, and performance by it of this Agreement does not and will not require any filing or registration with, consent, or authorization or approval of, or notice to, or other action with or by, any court, legislature, agency, board, bureau, commission, instrumentality of any legislative, administrative or regulatory body (in each case whether federal, state, local, foreign or domestic or any agreement);

d.             with regard to each business organization, it is duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation. It has full corporate power and authority to execute and deliver this Agreement and, subject to approval by the FCC of the FCC Application, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Transferred Collateral;

e.             it does not and will not dispute that the Agent and Lenders are presently entitled to exercise enforcement rights and remedies under the Transaction Documents as herein contemplated;

f.             it agrees that it does not and shall not dispute the validity, priority, enforceability or extent of the Agent’s and Secured Parties’ Liens and Security Interests in the Transferred Collateral, nor the Agent’s and Secured Parties’ entitlement to the immediate possession of the Transferred Collateral on the dates contemplated hereunder, in any judicial, administrative or other proceeding;

g.             it is not acting on any representation, understanding, or agreement not expressly set forth in this Agreement;

h.            Sovryn is not party to any agreement with GreenRock, LLC and that certain management consulting agreement, dated as of January 1, 2022, by and among Sovryn and GreenRock LLC has been terminated and Sovryn has no obligations thereunder or under any other agreement with GreenRock LLC or any entity owned by Falcone;

EXECUTION VERSION

i.              there is no cash and/or cash equivalents of the Debtors, other than the cash and/or cash equivalents in the accounts (and in the amounts) set forth on Schedule 2, which list of accounts and balances is correct and complete;

j.              Sovryn has used commercially reasonable efforts to provide the Ultimate Parent with copies of all books and records of Sovryn related to the Transferred Collateral and the Debtors have not sold, transferred, conveyed, assigned, pledged, hypothecated or granted any interest of any kind in or to the Transferred Collateral and holds title thereto free and clear of all liens, claims, and encumbrances (other than those arising under the Transaction Documents);

k.             the Transaction Documents, as amended by this Agreement, are valid and binding upon each of the Obligors and are enforceable against each of the Obligors in accordance with their respective terms;

l.              there are no offsets, claims, counterclaims, cross-claims, or defenses with respect to the Obligations;

m.            other than with respect to the approval by the FCC of the FCC Application, to the Obligors’ knowledge after commercially reasonable inquiry, the execution, delivery, and performance by each of the Obligors of this Agreement do not require any material consent of any other Person that has not been obtained and do not and will not constitute a violation of any material laws, agreements, or understandings to which any of the Obligors is a party or by which any of the Obligors is bound;

n.            all representations and warranties in the Transaction Documents are true and correct in all material respects to the Obligors’ knowledge after commercially reasonable inquiry except to the extent that (i) any of them speak to a different specific date or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Purchase Agreement;

o.             no bankruptcy, insolvency or similar proceeding has been filed by or against any of the Obligors;

p.             no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the consummation of the Partial Strict Foreclosure has been issued by any court or other governmental authority;

q.             the Company has delivered to Agent a certificate executed by the secretary or assistant secretary of the Company dated as of the Closing Date attaching a copy of resolutions of its board of directors approving and authorizing the execution, delivery and performance of the Restructuring Transaction Documents to which it is a party, certified as of the date of the Closing Date by its secretary, an assistant secretary or a responsible officer as being in full force and effect without modification or amendment; and

r.             the Company has complied with all rules and regulations including disclosure regulations in a timely fashion with the Securities and Exchange Commission.

EXECUTION VERSION

13.           Authority. Each of the Obligors represents and warrants to Agent and Ultimate Parent, and each of Agent and Ultimate Parent represents and warrants to each Obligor, as of the date hereof that: (a) with regard to each business organization, the execution, delivery and performance by it of this Agreement do not and will not contravene: (i) its organizational documents; and (ii) subject to approval by the FCC of the FCC Application, any law, judgment, award, rule, regulation, order, decree, writ or injunction of any court, legislature, agency, board, bureau, commission, instrumentality of any legislative, administrative or regulatory body (in each case whether federal, state, local, foreign or domestic) by which such Party is bound; (b) it has full corporate and organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation (pursuant to this Agreement and upon approval by the FCC of the FCC Applications) (i) (in the case of the Company) to sell and transfer the Transferred Collateral and (ii) (in the case of Ultimate Parent) to accept the transfer (pursuant to this Agreement) of the Transferred Collateral; (c) the execution and delivery of this Agreement has been duly authorized by all requisite corporate and limited liability company action and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and (d) there has been not been any written objection to the Partial Strict Foreclosure within the period contemplated by Section 9-620 of the NYUCC.

14.           Covenant of Further Assurances. The Debtors covenant and agree that from and after the execution and delivery of this Agreement, they shall, from time to time, use commercially reasonable efforts to execute, deliver and file any and all documents and instruments, or take such further action, using commercially reasonable efforts, as may be reasonably requested by Ultimate Parent to implement the terms of this Agreement. Each of the Obligors further covenants to provide reasonable access to all books and records related to the Transferred Collateral for purposes of effectuating the agreements contained herein.

15.           Limited Effect of Agreement. Notwithstanding anything herein to the contrary, the Transaction Documents are, shall continue to be, and shall remain in full force and effect except as expressly provided herein and in the Transaction Documents and, for the avoidance of doubt, shall not be deemed to be modified in any respect as a result of this Agreement and the transfer of the Transferred Collateral hereunder, except as otherwise expressly set forth herein and in the Transaction Documents. Except as expressly provided herein, this Agreement shall not be deemed or otherwise construed: (a) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of the Transaction Documents; (b) to prejudice any right that the Agent and Secured Parties now have or may have in the future under or in connection with the Transaction Documents, as such documents may be amended, restated or otherwise modified from time to time; (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Company or Sovryn or any other Person with respect to any waiver, amendment, modification or any other change to the Transaction Documents or any rights or remedies arising in favor of the Agent and Secured Parties under or with respect to any of them; or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and between the Obligors, on the one hand, and the Agent, on the other hand (other than the reduction of the monetary obligations owed under the Transaction Documents as provided in Section 7 herein). Neither the requirements of good faith and fair dealing nor any other theory, concept or argument shall require the Agent to impart upon the Company or Sovryn any further or greater benefits, to suffer any prejudice or impairment of any kind whatsoever, or to tolerate any noncompliance with this Agreement or the Transaction Documents, because the Agent has bargained for and given valuable consideration for this Agreement, the Transaction Documents and the documents evidencing and/or securing the Notes and their creation of express, explicit and objective limits of what benefits the Agent is willing to provide to the Company and Sovryn and what, in return, the Company and Sovryn are required to provide to the Agent. This Agreement, the Transaction Documents, and the other instruments evidencing and/or securing the Obligations provide a clear statement of the Agent’s requirements and obligations and creates an agreed upon standard of performance upon which the Agent is entitled to rely in exercising and enforcing its remedies thereunder.

EXECUTION VERSION

16.          Conditions Precedent.

a.            The consummation of the Partial Strict Foreclosure shall be subject to the full and timely satisfaction of all of the following conditions precedent; provided, that, the foregoing conditions precedent set forth at Sections 16(a)(i)–(iv) may be waived by the Agent and Secured Parties in their sole discretion:

i.            the Agent shall have received the fully executed Assignment in accordance with Section 7 hereof;

ii.           to the extent not waived in writing by any Person entitled to make an objection pursuant to Section 9-620 of the NYUCC to the Partial Strict Foreclosure the expiration of twenty (20) days following the date of notice during which period the Agent shall not have received any written objection to the Partial Strict Foreclosure from any Person entitled to make such objection pursuant to Section 9-620 of the NYUCC;

iii.          no bankruptcy, insolvency or similar proceeding shall have been filed by or against either of the Debtors;

iv.          Sovryn and Ultimate Parent (or its designee) shall execute and deliver a Local Marketing Agreement that shall provide for Ultimate Parent (or its designee) to program substantially all airtime on the Stations and receive substantially all revenue derived therefrom (the “Local Marketing Agreement”);

v.           [Reserved];

vi.          [Reserved];

vii.         the Debtors shall provide the Unanimous Written Consent of the Board of Directors of Sovryn Holdings, Inc., pursuant to which Falcone and Warren Zenna (the “Existing Board Members”) shall (i) approve the Restructuring Transactions, (ii) appoint Dennis Davis as the Chief Restructuring Officer (“CRO”) and the independent Director (the “Independent Director”) of Sovryn; (iii) each Existing Board Member other than the Independent Director shall resign from the board of Sovryn; and (iv) each of the Existing Board Members and each other officer of Sovryn, but other than the CRO, shall resign as officers of Sovryn (in such capacity, the “ Officers”). The Existing Board Members and Officers hereby represent and warrant that, as of the Effective Date, the organizational documents of Sovryn do not prohibit the resignation of the Officers and the Existing Board Members other than the Independent Director and CRO;

EXECUTION VERSION

viii.        Sovryn shall provide proof to the Ultimate Parent that Dennis Davis, in his capacity as CRO has been added as an authorized signatory and user with complete access and control over the existing bank account(s) at PNC Bank that are in Sovryn’s name, and that the other existing authorized signatory or signatories have been removed from the PNC Bank Sovryn account(s), and that no amounts payable to the Company shall be paid from the PNC Bank Sovryn account(s);

ix.          the FCC (or its staff pursuant to delegated authority) shall have approved the FCC Application by initial grant;

x.           all of the conditions set forth in Section 2.01 of the Restructuring Agreement have been satisfied; and

xi.          no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the consummation of the Partial Strict Foreclosure shall have been issued by any court or other governmental authority prior to the Closing Date.

If, on or after December 31, 2023 (the “Outside Date “), any of the foregoing conditions precedent have not been fully or timely satisfied or waived as determined by the Agent in its sole discretion, then the Partial Strict Foreclosure shall not be deemed to have been consummated or effective, and this Agreement may, upon the Agent’s written notice to the Debtors, be deemed to have been automatically revoked, cancelled and terminated without any further action by any party; provided, that, the Agent may elect to extend the Outside Date in its sole discretion by ninety (90) days upon three (3) business days’ written notice to the Debtors.

17.           Revival of Obligations. Notwithstanding any other provision of this Agreement, if the transfer of the Transferred Collateral, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside, avoided, and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause pursuant to a final, non-appealable order of a court of competent jurisdiction, then the security interests and liens related thereto, together with all defenses, claims, counterclaims, rights and remedies, both legal and equitable, that the Company or any Obligor or any other Person has or may have under applicable law, shall be revived and continued in full force and effect as if such transfer of the Transferred Collateral had not been received by Ultimate Parent from Sovryn.

18.           Waiver. No failure or delay on the part of any Party in the exercise of any power, right or privilege hereunder or under any of the other Transaction Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power, or privilege.

EXECUTION VERSION

19.           Confidentiality and Non-Disparagement. The Parties expressly reaffirm that each of them has carefully reviewed and will adhere to and comply with all of the confidentiality and non-disparagement obligations set forth in the Transaction Documents, to which they continue to be bound in all respects.

20.           Public Announcements. Each of the Parties hereto agrees that neither it nor any of its Affiliates will, without the written approval of the other parties hereto, issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated by this Agreement, except as may be required by applicable law or by the rules of any national securities exchange or stock market, in which case the Party hereto required to make such release or announcement shall allow the other Parties hereto reasonable time to comment on such release or announcement in advance of such issuance; provided, that, each of the Parties hereto may make internal announcements to their respective equity holders, directors, managers, officers and employees regarding the transactions contemplated by this Agreement.

21.           Specific Performance. Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise breached, so that, in addition to any other remedy that a Party may have under law or equity, a Party may be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and for specific performance of this Agreement and the terms and provisions hereof, without the necessity of posting any bond or other undertaking in connection therewith.

22.           Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without reference to the conflicts or choice of law principles thereof.

23.           Consent to Jurisdiction. Each of the Parties hereby irrevocably consents to the non-exclusive personal jurisdiction of the state and federal courts located in the County of New York (Manhattan), New York, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations. Each of the Parties hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by another Party in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in the applicable Transaction Document. Nothing in this Section 23 shall affect the right of the Parties to serve legal process in any other manner permitted by applicable law or affect the right of the Agent to bring any action or proceeding against any of the Obligors or any of their respective properties in the courts of any other jurisdictions.

24.           WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

EXECUTION VERSION

25.           No Consequential Damages. No Party hereto, nor any agent or attorney of any such Party, shall be liable to any other Party or any other Person on any theory of liability for any special, indirect, consequential or punitive damages.

26.           Headings. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

27.           Entire Agreement. This Agreement, the Restructuring Transaction Documents, and the Transaction Documents express the entire understanding of the Parties with respect to the transactions contemplated hereby. There are no oral agreements among the Parties with respect to the subject matter of this Agreement, the Restructuring Transaction Documents, or the other Transaction Documents.

28.           No Third-Party Beneficiaries; Amendments. This Agreement does not and shall not be construed to confer any rights or remedies upon any Person other than the Parties to this Agreement and their respective successors and permitted assigns. This Agreement may not be amended except in writing executed by each of the affected Parties hereto.

29.           Successors and Assigns. This Agreement shall: (a) be binding on the Agent, the Obligors, and their respective legal representatives, successors and permitted assigns (including any trustee appointed in any case under chapter 7 or chapter 11 of the Bankruptcy Code); and (b) inure to the benefit of the Agent, the Obligors, and their respective legal representatives, successors and permitted assigns. The Agent or Ultimate Parent at any time or from time to time may assign or otherwise transfer any or all of its rights and/or obligations under this Agreement to one or more entities formed for the purpose of receiving the Transferred Collateral provided that any such assignee or transferee has the ability, and assumes the obligation, to perform under this Agreement.

30.           Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the Parties under this Agreement.

31.           Good Faith and Construction. Each Party hereto acknowledges that each of them has had the opportunity to retain legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party. The Parties have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any of the other Transaction Documents, such provision shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement or any other Transaction Documents.

EXECUTION VERSION

32.           Counterparts. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the Party against whom enforcement is sought.

NOTHING CONTAINED IN THIS AGREEMENT, OR ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, IS INTENDED TO CREATE OR CONVEY OR GIVE RISE TO ANY LIABILITY, CLAIM OR OBLIGATION OF UPON ANY PERSON OR ENTITY (OTHER THAN THE PARTIES HERETO IN ACCORDANCE WITH THE STRICT TERMS HEREOF) INCLUDING WITHOUT LIMITATION ANY OF THE OFFICERS, DIRECTORS, MANAGERS, MEMBERS, EMPLOYEES, AGENTS AFFILIATES, PARENTS, CONSULTANTS, AUDITORS ACCOUNTANTS OR ATTORNEYS OF ANY OF THE PARTIES HERETO.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MADISON TECHNOLOGIES, INC.

By:	/s/ Philip Falcone
Name:	Philip Falcone
Title:	Chief Executive Officer

SOVRYN HOLDINGS, INC.

By:	/s/ Philip Falcone
Name:	Philip Falcone
Title:	CEO and Secretary

/s/ Philip Falcone
Name:	Philip Falcone

FFO 1 TRUST

/s/ Philip Falcone
Name:	Philip Falcone
Title:	Trustee

FFO 2 TRUST

/s/ Lisa Marie Falcone
Name:	Lisa Marie Falcone
Title:	Trustee

KORR VALUE, LP

/s/ Kenneth Orr
Name:	Kenneth Orr
Title:	President

[Signature Page to Partial Strict Foreclosure Agreement]

STATION BREAK HOLDINGS, LLC

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

STATION BREAK OPERATING, LLC

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

[Signature Page to Partial Strict Foreclosure Agreement]

ARENA INVESTORS, L.P., as Agent

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES FUND, LP, as a Secured Party

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES PARTNERS I, LP, as a Secured Party

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

[Signature Page to Partial Strict Foreclosure Agreement]

ANNEX I
Existing Events of Default

Schedule 1

Station Purchase Price Allocations

Schedule 2

Exhibit A

Form of Assignment Agreement

[See attached]

EXHIBIT B

Purchase Price Allocation Principles